Exhibit 24


CONFIRMING STATEMENT


	This Statement confirms that the undersigned has authorized and designated
	the Chief Financial Officer, Secretary, or the Assistant Secretary of
	CryoLife, Inc. to execute and file on the undersigned's behalf all Forms 3,
	4 and 5 (including any amendments thereto) that the undersigned may be
	required to file with the U.S. Securities and Exchange commission as a
	result of the undersigned's ownership of or transactions in securities of
	CryoLife, Inc.  The authority of the Chief Financial Officer, the
	Secretary, or the Assistant Secretary of CryoLife, Inc. under this
	Statement shall continue until the undersigned is no longer required to
	file Forms 3, 4 and 5 with regard to the undersigned's ownership of or
	transactions in securities of CryoLife, Inc., unless earlier revoked in
	writing.  The undersigned acknowledges that the Chief Financial Officer,
	the Secretary, or the Assistant Secretary of CryoLife, Inc. is not assuming
	any of the undersigned's responsibilities to comply with Section 16 of the
	Securities Exchange Act of 1934.



Dated as of September 2, 2014                           /s/ James P. Mackin
                                                       James Patrick Mackin